Exhibit 4.02

FIRST PRIORITY NOTES FIRST SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of December 3, 2009, among Berry Plastics Corporation, a Delaware corporation (the “Company”), the subsidiaries of the Company party hereto (the “Note Guarantors”), Berry Plastics Escrow LLC, a Delaware limited liability company (“Escrow LLC”), Berry Plastics Escrow Corporation, a Delaware corporation (“Escrow Corp” and, together with Escrow LLC, the “Issuers”) and U.S. Bank National Association, a national banking association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS the Issuers have heretofore executed and delivered to the Trustee an indenture (as amended, supplemented or otherwise modified, the “Indenture”) dated as of November 12, 2009, providing initially for the issuance of $370,000,000 in aggregate principal amount of the Issuer’s 8 1/4% First Priority Senior Secured Notes due 2015 collectively, (the “Securities”);

WHEREAS Sections 4.18 and 9.01 of the Indenture provide that the Issuers may execute and deliver to the Trustee a supplemental indenture pursuant to which the Company shall unconditionally assume all the Issuers’ Obligations under the Securities and the Indenture on the terms and conditions set forth herein;

WHEREAS Sections 4.11 and 12.06 of the Indenture provide that under certain circumstances the Issuers are required to cause the Note Guarantors to execute and deliver to the Trustee a supplemental indenture pursuant to which the Note Guarantors shall unconditionally guarantee all the Issuers’ Obligations under the Securities and the Indenture pursuant to a Guarantee on the terms and conditions set forth herein; and

WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Issuers, the Company and the Note Guarantors are authorized to execute and deliver this Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Note Guarantors, the Issuers and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “Holders” in this Supplemental Indenture shall refer to the term “Holders” as defined in the Indenture, the Trustee and the Notes Collateral Agent acting on behalf of and for the benefit of such Holders. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. Agreement to Assume Obligations. The Company hereby agrees to unconditionally assume the Issuers’ Obligations under the Securities and the Indenture on the terms and subject to the conditions set forth in the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities and to perform all of the obligations and agreements of the Issuers under the Indenture.

3. Agreement to Guarantee. The Note Guarantors hereby agree, jointly and severally, to unconditionally guarantee the Issuers’ Obligations under the Securities and the Indenture on the terms and subject to the conditions set forth in Article 12 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities and to each perform all of the obligations and agreements of a Note Guarantor under the Indenture.

4. Notices. All notices or other communications to the Company and the Note Guarantors shall be given as provided in Section 13.02 of the Indenture.

5. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

6. Release of Obligations of Issuers. Upon execution of this Supplemental Indenture by the Company, the Issuers, the Note Guarantors and the Trustee, the Issuers are released and discharged from all Obligations under the Indenture and the Securities.

7. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

8. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

9. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

10. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

BERRY PLASTICS CORPORATION

By:	/s/ Jeffrey D. Thompson
Name: Jeffrey D. Thompson
Title: Executive Vice President and Assistant Secretary

BERRY PLASTICS ESCROW LLC

By:	Berry Plastics Corporation, its sole member

By:	/s/ Jeffrey D. Thompson
Name: Jeffrey D. Thompson
Title: Executive Vice President and Assistant Secretary

BERRY PLASTICS ESCROW CORPORATION

By:	/s/ Jeffrey D. Thompson
Name: Jeffrey D. Thompson
Title: Executive Vice President and Assistant Secretary

BERRY PLASTICS TECHNICAL SERVICES, INC.
BERRY STERLING CORPORATION
CARDINAL PACKAGING, INC.
CPI HOLDING CORPORATION
KNIGHT PLASTICS, INC.
PACKERWARE CORPORATION
PESCOR, INC.
VENTURE PACKAGING, INC.
VENTURE PACKAGING MIDWEST, INC.
BERRY PLASTICS ACQUISITION CORPORATION III
BERRY PLASTICS ACQUISITION CORPORATION V
BERRY PLASTICS OPCO, INC.
BERRY PLASTICS ACQUISITION CORPORATION VIII
BERRY PLASTICS ACQUISITION CORPORATION IX
BERRY PLASTICS ACQUISITION CORPORATION X
BERRY PLASTICS ACQUISITION CORPORATION XI
BERRY PLASTICS ACQUISITION CORPORATION XII
BERRY PLASTICS ACQUISITION CORPORATION XIII
ROLLPAK ACQUISITION CORPORATION
ROLLPAK CORPORATION
CAPTIVE HOLDINGS, INC.
CAPTIVE PLASTICS, INC. CAPLAS NEPTUNE, LLC CAPLAS LLC

By:	/s/ Jeffrey D. Thompson
Name: Jeffrey D. Thompson
Title: Vice President and Assistant Secretary

COVALENCE SPECIALTY ADHESIVES LLC
By:	BERRY PLASTICS CORPORATION,
its sole member

By:	/s/ Jeffrey D. Thompson
Name: Jeffrey D. Thompson
Title: Executive Vice President and Assistant Secretary

COVALENCE SPECIALTY COATINGS LLC
By:	BERRY PLASTICS CORPORATION,
its sole member

By:	/s/ Jeffrey D. Thompson
Name: Jeffrey D. Thompson
Title: Executive Vice President and Assistant Secretary

AEROCON, LLC
By:	BERRY PLASTICS CORPORATION,
its sole member and manager

By:	/s/ Jeffrey D. Thompson
Name: Jeffrey D. Thompson
Title: Executive Vice President and Assistant Secretary

BERRY IOWA, LLC
By:	BERRY PLASTICS CORPORATION,
its sole member and manager

By:	/s/ Jeffrey D. Thompson
Name: Jeffrey D. Thompson
Title: Executive Vice President and Assistant Secretary

BERRY PLASTICS DESIGN, LLC
By:	BERRY PLASTICS CORPORATION,
its sole member and manager

By:	/s/ Jeffrey D. Thompson
Name: Jeffrey D. Thompson
Title: Executive Vice President and Assistant Secretary

POLY-SEAL, LLC
By: BERRY PLASTICS CORPORATION,
its sole member and manager

By:	/s/ Jeffrey D. Thompson
Name: Jeffrey D. Thompson
Title: Executive Vice President and Assistant Secretary

KERR GROUP, LLC
By: BERRY PLASTICS CORPORATION,
its sole member and manager

By:	/s/ Jeffrey D. Thompson
Name: Jeffrey D. Thompson
Title: Executive Vice President and Assistant Secretary

SAFFRON ACQUISITION, LLC
By: KERR GROUP, LLC,
its sole member and manager

By: BERRY PLASTICS CORPORATION,
its sole member and manager

By:	/s/ Jeffrey D. Thompson
Name: Jeffrey D. Thompson
Title: Executive Vice President and Assistant Secretary

SUN COAST INDUSTRIES, LLC
By: SAFFRON ACQUISITION, LLC,
its sole member and manager
By: KERR GROUP, LLC,
its sole member and manager

By: BERRY PLASTICS CORPORATION,
its sole member and manager

By:	/s/ Jeffrey D. Thompson
Name: Jeffrey D. Thompson
Title: Executive Vice President and Assistant Secretary

LANDIS PLASTICS, LLC
By:	BERRY PLASTICS CORPORATION, its sole member and manager

By:	/s/ Jeffrey D. Thompson
Name: Jeffrey D. Thompson
Title: Executive Vice President and Assistant Secretary

SETCO, LLC
By:	KERR GROUP, LLC, its sole member
	By:	BERRY PLASTICS CORPORATION, its sole member and manager

By:	/s/ Jeffrey D. Thompson
Name: Jeffrey D. Thompson
Title: Executive Vice President and Assistant Secretary

TUBED PRODUCTS, LLC
By:	KERR GROUP, LLC its sole member
	By:	BERRY PLASTICS CORPORATION, its sole member and manager

By:	/s/ Jeffrey D. Thompson
Name: Jeffrey D. Thompson
Title: Executive Vice President and Assistant Secretary

GRAFCO INDUSTRIES LIMITED PARTNERSHIP
By:	Caplas Neptune, LLC its General Partner

By:	/s/ Jeffrey D. Thompson
Name: Jeffrey D. Thompson
Title: Vice President and Assistant Secretary

BERRY PLASTICS ACQUISITION CORPORATION XV, LLC
By:	BERRY PLASTICS CORPORATION, its sole member

By:	/s/ Jeffrey D. Thompson
Name: Jeffrey D. Thompson
Title: Executive Vice President and Assistant Secretary

PLIANT CORPORATION

By:	/s/ Jeffrey D. Thompson
Name: Jeffrey D. Thompson
Title: Executive Vice President and Assistant Secretary

PLIANT CORPORATION INTERNATIONAL

By:	/s/ Jeffrey D. Thompson
Name: Jeffrey D. Thompson
Title: Executive Vice President and Assistant Secretary

PLIANT FILM PRODUCTS OF MEXICO, INC.

By:	/s/ Jeffrey D. Thompson
Name: Jeffrey D. Thompson
Title: Executive Vice President and Assistant Secretary

PLIANT PACKAGING OF CANADA, LLC

By:	/s/ Jeffrey D. Thompson
Name: Jeffrey D. Thompson
Title: Executive Vice President and Assistant Secretary

UNIPLAST HOLDINGS, INC.

By:	/s/ Jeffrey D. Thompson
Name: Jeffrey D. Thompson
Title: Executive Vice President and Assistant Secretary

UNIPLAST U.S., INC.

By:	/s/ Jeffrey D. Thompson
Name: Jeffrey D. Thompson
Title: Executive Vice President and Assistant Secretary

PLIANT PACKAGING OF CANADA, LLC

By:	PLIANT CORPORATION, its sole member

By:	/s/ Jeffrey D. Thompson
Name: Jeffrey D. Thompson
Title: Executive Vice President and Assistant Secretary

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Thomas E. Tabor
Name: Thomas E. Tabor
Title: Vice President